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10.2              EMPLOYEES' OPTION AGREEMENT


<<Date of Grant>>

<<Name of Grantee>>
<<Street>>                                           Employees' Option Agreement
<<City, State, Zip>>


         Congratulations. You have been granted a Stock Option under the Company's Stock Incentive Plan (the "Plan") on the following terms:

         1. Number of Shares. The number of Shares of Common Stock of the Company that you may purchase under this Option is:<<Number>>

         2. Exercise Price. The exercise price to purchase Shares under this Option is: $<<Price>> per Share.

         3. Vesting. 25% of the Shares originally subject to this Option will vest and become exercisable on the first four anniversaries of the date of this Agreement if you have been an Employee of the Company continuously from the date of this Agreement through the date when such portion of the Option vests [subject to the special rule referred to in paragraph 5 below]. Notwithstanding any other provision hereof, this Option, to the extent that it has not previously been exercised or lapsed, shall vest fully and become exercisable upon the occurrence of any Change in Control if you are an Employee at that time.

         4. Lapse. This Option will lapse and cease to be exercisable upon the earliest of:

(i) the expiration of 10 years from the date of this Agreement,

(ii) nine months after you cease to be an Employee because of your death or disability,

(iii) three months after a termination without cause of your employment with any Employer, or

(iv) immediately upon termination of your employment with all Employers by such Employers for cause or by your resignation.

         5. Taxation. This Option is [an Incentive Stock Option][a Nonqualified Option]. [Because this Option is an Incentive Stock Option vesting of a portion of this Option or of other Incentive Stock Options held by you may be deferred under a special rule set forth in Section 5.4 (c) of the Plan. If you exercise this Option and dispose of any of the Shares received by you as a result of such exercise within two years from the date above or within one year after the issuance of such Shares to you upon such exercise, you must notify the Company of such disposition and the amount received as a result thereof and pay or provide for the withholding taxes on such disposition.] [You will have taxable income upon the exercise of this Option. At that time, you must pay to the Company an amount equal to the required federal, state, and local tax withholding less any withholding otherwise made from your salary or bonus. You must satisfy any relevant withholding requirements before the Company issues Shares to you.]

         6. Exercise. This Option may be exercised by the delivery of this Agreement, with the notice of exercise attached hereto properly completed and signed by you, to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid in cash by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount,
(b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to you. This Option may be exercised as to less than all of the Shares purchasable hereunder, but not for a fractional share, nor may it be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available hereunder.
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         7. No Transfer. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may be exercised during your lifetime only by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

         8. Not An Employment Agreement. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be employed by or provide services to the Company or affects the right of the Company to terminate your employment or other relationship with you.

         9. Plan Controls. This Agreement is an Option Agreement (as such term is defined in the Plan) under Article 5 of the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement. The Company will provide you with a copy of the Plan promptly upon your written or oral request made to its Treasurer.

         10. Miscellaneous. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Ohio.

         Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to the Company.

                                         PH GROUP INC.


                                         By:  _________________________________
                                              Charles T. Sherman, President

Accepted and Agreed to as of the date first set forth above:


__________________________________
<<Name of Grantee>>
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OPTION EXERCISE FORM

         The undersigned hereby exercises the right to purchase ________________ shares of Common Stock of the Company pursuant to the Option Agreement dated
<<Date of Grant>> under the Company's Stock Incentive Plan. The undersigned hereby represents and warrants to the Company that he or she is not exercising such rights or planning to transfer such shares while in the possession of material inside information relating to the Company.


Date:  __________________________________

                                            __________________________________
                                            <<Name of Holder>>

Sign and complete this Option Exercise Form and deliver it to:

PH Group Inc.
Attn.:  Treasurer
2365 Scioto Harper Drive
Columbus, Ohio  43204

together with the option price in cash by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to you.